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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


              DECEMBER 10, 2001 (Date of earliest event reported)


                        Commission file number: 1-13171


                            EVERGREEN RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


                  COLORADO                                  84-0834147
     (State or other jurisdiction of                     (I.R.S. Employer
      incorporation or organization)                    Identification No.)


                          1401 17TH STREET, SUITE 1200
                             DENVER, COLORADO 80202
                    (Address of principal executive offices)
                                   (Zip code)


                                 (303) 298-8100
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

     On December 10, 2001, Evergreen Resources, Inc. announced that it intends to offer, subject to market and other conditions, $100 million of Senior Convertible Notes due 2021 (plus an additional amount of up to $25 million at the option of the initial purchaser) to qualified institutional buyers under Rule 144A of the Securities Act of 1933, as amended. The notes would be convertible into Evergreen Resources' common stock at the option of the holder under certain circumstances, at a price to be determined. The offering is expected to close in December 2001. A copy of this press release is attached as
Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

          The following exhibit is filed herewith:

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
          Exhibit No.         Description of Exhibit
          -----------         ----------------------
             99.1             Press Release dated December 10, 2001

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        Evergreen Resources, Inc.

                                        By: /s/ Kevin R. Collins
                                            -------------------------
                                            Kevin R. Collins
                                            Vice President Finance
                                            and Chief Financial Officer

Date: December 10, 2001